SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                     December 10, 1999

                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code:
                      (203) 968-3000








Item 5.  Other Events

Registrant announced on December 10, 1999 that it estimates that fourth quarter earnings per share could be approximately 40 percent lower than the First Call consensus estimate.

This is a preliminary estimate because December remains the most important month of the fourth quarter. However, based on results for October and November, and an outlook of December, there is sufficient information to confirm the factors that affected the third quarter have intensified:

1. High-end printing and publishing equipment sales are significantly constrained because of a focus on Y2K mitigation efforts and customer network lockdowns, which appear to be intensifying in December.

2. The effects of the U.S. customer administration reorganization have intensified, resulting in higher than anticipated expenses, including bad debts. This also continued to impact sales productivity.

3. Profits from the Brazilian operation will be substantially below fourth quarter expectations as a result of the continuing economic weakness following the major currency devaluation earlier this year.

4. The strengthening of the U.S. dollar against European currencies thus far this quarter has unfavorably impacted translation of European revenues and profits.

Registrant expects the first three of these factors will improve during 2000.

As Registrant approaches the January 1 realignment of its sales organization to an industry solutions focus, the fourth quarter is also affected by continued lower sales productivity in the U.S. and Europe. The unfavorable mix in a number of product segments and competitive pricing pressures, which affected the third quarter, also continued.

"While I am disappointed with these adverse developments, the primary reasons are clearly unrelated to long-term fundamentals," said Rick Thoman, Registrant's president and CEO. "In 2000, the Y2K issue disappears, the U.S. customer administration issues will progressively improve, we expect some recovery in Brazil and our sales force reorganization will have been implemented. To ensure that our cost base is aligned with the increasingly competitive environment, we are in the midst of a comprehensive review of our costs and key business processes to identify opportunities for substantial additional savings. All of these support my confidence that our earnings will show meaningful growth in the second half of next year."

"Our strategy embraces both black-and-white and color. We will continue to lead the digital transition in the office. And we are also focusing on three double-digit growth segments: high-end publishing solutions, outsourcing, and channels, which addresses the small and networked office. By 2001, we expect to double -- to around 50 percent -- the proportion of our revenue from these three fast-growing businesses," Thoman said.

Xerox plans to announce fourth quarter results on January 25, 2000.

-----------------------------------------

Forward-Looking Statements

From time to time Xerox Corporation (the Registrant or the Company) and its representatives may provide information, whether orally or in writing, including certain statements in this Form 8-K which are deemed to be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 ("Litigation Reform Act"). These forward-looking statements and other information relating to the Company are based on the beliefs of management as well as assumptions made by and information currently available to management.

The words "anticipate," "believe," "estimate," "expect," "intend," "will," and similar expressions, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Registrant with respect to future events and are subject to certain risks, uncertainties and assumptions.
Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Registrant does not intend to update these forward-looking statements.

In accordance with the provisions of the Litigation Reform Act we are making investors aware that such "forward-looking" statements, because they relate to future events, are by their very nature subject to many important factors which could cause actual results to differ materially from those contained in the "forward-looking" statements. Such factors include but are not limited to the following:

Competition - the Registrant operates in an environment of significant competition, driven by rapid technological advances and the demands of customers to become more efficient. There are a number of companies worldwide with significant financial resources which compete with the Registrant to provide document processing products and services in each of the markets served by the Registrant, some of whom operate on a global basis. The Registrant's success in its future performance is largely dependent upon its ability to compete successfully in its currently-served markets and to expand into additional market segments.

Transition to Digital - presently black and white light-lens copiers represent approximately 30 percent of the Registrant's revenues. This segment of the general office is mature with anticipated declining industry revenues as the market transitions to digital technology. Some of the Registrant's new digital products replace or compete with the Registrant's current light-lens equipment. Changes in the mix of products from light-lens to digital, and the pace of that change as well as competitive developments could cause actual results to vary from those expected.

Pricing - the Registrant's ability to succeed is dependent upon its ability to obtain adequate pricing for its products and services which provide a reasonable return to shareholders. Depending on competitive market factors, future prices the Registrant can obtain for its products and services may vary from historical levels. In addition, pricing actions to offset currency devaluations may not prove sufficient to offset further devaluations or may not hold in the face of customer resistance and/or competition.

Financing Business - a significant portion of the Registrant's profits arise from the financing of its customers' purchase of the Registrant's equipment. On average, 75 to 80 percent of equipment sales are financed through the Registrant. The Registrant's ability to provide such financing at competitive rates and realize profitable spreads is highly dependent upon its own costs of borrowing which, in turn, depend upon its credit ratings. Significant changes in such ratings could reduce the profitability of such financing business and/or make the Registrant's financing less attractive to customers thus reducing the volume of financing business done. The Registrant's present credit ratings permit ready access to the credit markets. There is no assurance that these credit ratings can be maintained and/or ready access to the credit markets can be assured.

Productivity - the Registrant's ability to sustain and improve its profit margins is largely dependent on its ability to maintain an efficient, cost-effective operation. Productivity improvements through business process reengineering, design efficiency and supplier cost improvements are required to offset labor cost inflation and potential materials cost changes and competitive price pressures.

International Operations - the Registrant derives approximately half its revenue from operations outside of the United States. In addition, the Registrant manufactures many of its products and/or their components outside the United States. The Registrant's future revenue, cost and profit results could be adversely affected by a number of factors, including changes in foreign currency exchange rates, changes in economic conditions from country to country, changes in a country's political conditions, trade protection measures, licensing requirements and local tax issues.

New Products/Research and Development - the process of developing new high technology products and solutions is inherently complex and uncertain. It requires accurate anticipation of customers' changing needs and emerging technological trends. The Registrant must then make long-term investments and commit significant resources before knowing whether these investments will eventually result in products that achieve customer acceptance and generate the revenues required to provide anticipated returns from these investments.

Revenue Growth - the Registrant's ability to attain a consistent trend of revenue growth over the intermediate to longer term is largely dependent upon expansion of its equipment sales worldwide. The ability to achieve equipment sales growth is subject to the successful implementation of our initiatives to provide industry-oriented global solutions for major customers and expansion of our distribution channels in the face of global competition and pricing pressures. Our inability to attain a consistent trend of revenue growth could materially affect the trend of our actual results.

Restructuring - the Registrant's ability to ultimately reduce pre-tax annual expenditures by approximately $1 billion is dependent upon its ability to successfully implement the 1998 restructuring program including the elimination of 9,000 jobs, net, worldwide, the closing and consolidation of facilities, and the successful implementation of business process and systems changes. In addition, the timing and effectiveness in overcoming issues in centralizing its customer administration centers can impact the timing of improvements in revenue, profit and cash flow.

Sales Force Realignment - the Registrant's ability to increase future revenue and profits is in part dependent upon its ability to successfully implement the substantial changes in the alignment of its sales force to sell products, services and solutions by industry sectors.

Year 2000 - the Registrant's ability to complete its Year 2000 plan is dependent upon the availability of resources, the Registrant's ability to discover and correct the potential Year 2000 sensitive problems which could have a serious impact on the Registrant's information management systems, facilities and products, and the ability of the Registrant's suppliers and customers to bring their systems into Year 2000 compliance.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                             /s/ MARTIN S. WAGNER
                                         --------------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Dated: December 13, 1999